    As filed with the Securities and Exchange Commission on November 8, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        PINNACLE FINANCIAL PARTNERS, INC.
             (Exact name of Registrant as specified in its charter)

            TENNESSEE                                         62-182853
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

THE COMMERCE CENTER, 211 COMMERCE STREET, SUITE 300, NASHVILLE, TENNESSEE 37201
              (Address of principal executive offices and zip code)

                  PINNACLE FINANCIAL PARTNERS, INC. 401(k) PLAN
                            (Full Title of the Plan)

                                 M. TERRY TURNER
                               THE COMMERCE CENTER
                         211 COMMERCE STREET, SUITE 300
                           NASHVILLE, TENNESSEE 37201
                                 (615) 744-3700
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            KATHRYN L. KNUDSON, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
Title of                                     Proposed Maximum       Proposed Maximum
Securities            Amount                 Offering               Aggregate           Amount of
to be Registered      to be Registered       Price Per Share        Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value       400,000                $7.13(1)               $2,852,000(2)       $753
--------------------------------------------------------------------------------------------------------

(1) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq OTC Bulletin Board for November 7, 2000.
(2) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").










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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) Registrant's 424(b) Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on August 18, 2000 (File No. 333-38018);

     (2) Registrant's Registration Statement on Form SB-2, as amended (File No. 333-38018);

     (3) Registrant's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on August 3, 2000 (File No. 000-31225); and

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-38018).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's bylaws provide that its directors and officers will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, the bylaws provide that the Registrant will advance to its directors and officers reasonable expenses of any claim or proceeding so long as the director or officer furnishes the Registrant with (1) a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and
(2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that the Registrant will indemnify its directors and officers when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director or officer acted in a manner he or she in good faith believed to be in or not opposed to the Registrant's best interests and, in the case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. The Registrant's board of directors, shareholders or independent legal counsel determines whether the director or officer has met the applicable standard of conduct in each specific case.

     The Registrant's bylaws also provide that the indemnification rights contained in the bylaws


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

do not exclude other indemnification rights to which a director or officer may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Registrant can also provide for greater indemnification than is provided for in the bylaws if the Registrant chooses to do so, subject to approval by its shareholders and the limitations provided in the Registrant's charter as discussed in the subsequent paragraph.

     The Registrant's charter eliminates, with exceptions, the potential personal liability of a director for monetary damages to the Registrant and its shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

     - a breach of the director's duty of loyalty to the Registrant or its shareholders;

     - an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

     - any payment of a dividend or approval of a stock repurchase that is illegal under the Tennessee Business Corporation Act.

     The Registrant's charter does not eliminate or limit the Registrant's right or the right of its shareholders to seek injunctive or other equitable relief not involving monetary damages.

     The indemnification provisions of the bylaws specifically provide that the Registrant may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent whether or not the Registrant would have had the power to indemnify against such liability.

     The Registrant's bylaws further provide that, under similar limitations and conditions specified above for its directors and officers, the Registrant is obligated to provide indemnification for its organizers and may provide indemnification for its employees and agents.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:





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


Exhibit
   No.                                  Description
-------                                 -----------
  4.1         Registrant hereby incorporates by reference exhibits 3.1 (the
              Registrant's charter), 3.2 (the Registrant's bylaws) and 4.1
              (specimen stock certificate of the Registrant's common stock)
              of its Registration Statement on Form SB-2, as amended (File
              No. 333-38018).

  5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.*

 23.1         Consent of counsel (included in Exhibit 5.1).

 23.2         Consent of Arthur Andersen LLP, dated November 8, 2000.

 24.1 Power of Attorney (provided on the signature page to the Registration Statement).

----------
* In accordance with Item 8(b) of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code, as amended.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


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


                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this the 31st day of October, 2000.

                                         PINNACLE FINANCIAL PARTNERS, INC.

                                         By: /s/ M. Terry Turner
                                             ----------------------------------
                                                 M. Terry Turner
                                                 Chief Executive Officer

     KNOW TO ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him, in his name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments and any Registration Statement filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

             SIGNATURE                     TITLE                                          DATE
             ---------                     -----                                          ----
        /s/ Sue R. Atkinson                Director                                October 31, 2000
-----------------------------------
          Sue R. Atkinson

      /s/ Colleen Conway-Welch             Director                                October 31, 2000
-----------------------------------
       Colleen Conway-Welch

        /s/ Clay T. Jackson                Director                                October 31, 2000
-----------------------------------
          Clay T. Jackson

             SIGNATURE                     TITLE                                          DATE
             ---------                     -----                                          ----

      /s/ John E. Maupin, Jr.              Director                                October 31, 2000
-----------------------------------
        John E. Maupin, Jr.

     /s/ Robert A. McCabe, Jr.             Chairman of the Board of Directors      October 31, 2000
-----------------------------------
       Robert A. McCabe, Jr.

    /s/ Robert E. McNeilly, Jr.            Director                                October 31, 2000
-----------------------------------
      Robert E. McNeilly, Jr.

        /s/ Dale W. Polley                 Director                                October 31, 2000
-----------------------------------
          Dale W. Polley

                                           Executive Vice President, Chief
                                           Administrative
        /s/ Hugh M. Queener                Officer **                              October 31, 2000
-----------------------------------
          Hugh M. Queener

      /s/ James L. Shaub, II               Director                                October 31, 2000
-----------------------------------
        James L. Shaub, II

      /s/ Reese L. Smith, III              Director                                October 31, 2000
-----------------------------------
        Reese L. Smith, III

                                           President, Chief Executive
        /s/ M. Terry Turner                Officer, and Director*                  October 31, 2000
-----------------------------------
          M. Terry Turner

*  Principal executive officer.
** Principal financial and accounting officer.





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





                                  EXHIBIT INDEX

   Exhibit
     No.                                  Description
   -------                                -----------
     4.1            Registrant hereby incorporates by reference exhibits 3.1 (the
                    Registrant's charter), 3.2 (the Registrant's bylaws) and 4.1
                    (specimen stock certificate of the Registrant's common stock)
                    of its Registration Statement on Form SB-2, as amended (File
                    No. 333-38018).

     5.1            Opinion of Powell, Goldstein, Frazer & Murphy LLP

    23.1            Consent of counsel (included in Exhibit 5.1)

    23.2            Consent of Arthur Andersen LLP, dated November 8, 2000

    24.1 Power of Attorney (provided on the signature page to the Registration Statement)